                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                                DAVID R. SCHRODER
                                       AND
                           MACC PRIVATE EQUITIES INC.

     This Employment Agreement (the "Employment  Agreement"),  dated as of March
1, 2004,  between  MACC  Private  Equities  Inc.,  a Delaware  corporation  (the
"Company"), and David R. Schroder, a resident of Iowa (the "Executive"):

     WHEREAS,  the Executive has served as President of the Company for a number of years; and

     WHEREAS,  the Company  wishes to continue  to employ the  Executive  in the capacities  and on the terms and  conditions  set out below,  and the  Executive desires to continue  such  employment,  in the  capacities  and on the terms and conditions set forth below.

     NOW,  THEREFORE,  the Company and the Executive,  in  consideration  of the respective covenants set out below, hereby agree as follows:

     1.   EMPLOYMENT.

          (a) POSITIONS.  The Executive  shall be employed by the Company as its
     Chief Financial Officer.

          (b)  DUTIES.   The  Executive's   principal   employment   duties  and
     responsibilities  shall be those duties and responsibilities  customary for the  position  of  Chief  Financial  Officer  and as are set  forth  in the
     Company's Bylaws applying to the Chief Financial Officer.

          (c) EXTENT OF SERVICES. Executive shall devote the time, attention and best efforts reasonably necessary to the performance of his business duties and responsibilities under this Employment Agreement.

     2.   AT-WILL   EMPLOYMENT.   Executive  is  employed   at-will  under  this
Employment Agreement, and nothing in this Employment Agreement shall change this at-will status or confer any right with respect to continuation of employment by
the  Company,  and  either  Executive  or  Company  may  terminate   Executive's
employment  at any time,  with or without  cause,  upon 60 days notice.  Without limiting the foregoing, this Employment Agreement will continue through February
28, 2005,  but may be

extended  for an  additional  one-year  term upon the written  agreement of both parties to extension.

     3.   COMPENSATION.  Executive is a principal and President of InvestAmerica
Investment Advisors, Inc. ("InvestAmerica").  Pursuant to an Investment Advisory
Support Services Agreement,  effective March 1, 2004 (the "Services Agreement"),
InvestAmerica  provides certain  services to the Company.  Executive shall serve under this Employment Agreement without any additional compensation.

     4.   BENEFITS.

          (a) DIRECTORS AND OFFICERS  INSURANCE.  During the Term and thereafter for a period  sufficient  to include  any  claims  made  within  applicable statute of  limitations,  the  Executive  shall be entitled to director and officer insurance  coverage for his acts and omissions while an officer and director  of the  Company  on a basis  no less  favorable  to him  than the coverage  provided to any other current  officers and directors,  and in no event less extensive in coverage or amount than the existing coverage.

          (b) EXPENSES,  OFFICE AND SUPPORT.  The Executive shall be entitled to reimbursement of all reasonable expenses.

     5.   INDEMNIFICATION. The Company shall indemnify the Executive to the full extent provided by Article VIII of the Bylaws of the Company.

     6.   COOPERATION IN FUTURE MATTERS.  The Executive hereby agrees that for a period of twelve (12) months  following his termination of employment,  he shall cooperate  with the  Company's  reasonable  requests  relating  to matters  that pertain  to the  Executive's  employment  by  the  Company,  including,  without limitation,  providing  information or limited  consultation as to such matters, participating in legal  proceedings,  investigations  or audits on behalf of the
Company,  or otherwise  making himself  reasonably  available to the Company for other related  purposes.  Any such  cooperation  shall be performed at scheduled times taking into  consideration  the  Executive's  other  commitments,  and the
Executive  shall be  compensated  at a reasonable  hourly or per diem rate to be agreed upon by the parties.  The Executive shall not be required to perform such cooperation to the extent it conflicts with any  requirements  of exclusivity of services for another  employer or otherwise,  nor in any manner that in the good faith belief of the Executive would conflict with his rights under or ability to enforce this Employment Agreement.

     7.   GENERAL.

          (a) NOTICES. All notices and other  communications  hereunder shall be in  writing or by  written  telecommunication,  and shall be deemed to have been duly given if delivered  personally or if sent by overnight courier or by certified  mail,  return receipt  requested,  postage prepaid or sent by written  telecommunication  or telecopy,  to the relevant address set forth below,  or to  such  other  address  as the  recipient  of such  notice  or communication shall have specified in writing to the other party hereto, in accordance with this Section 7.

          If to the Company, to:     MACC Private Equities Inc.
                                     One South Main Street
                                     Suite 1660
                                     Salt Lake City UT 84133
                                     Fax (801) 524-8941

          If to the Executive, to:   David R. Schroder, President
                                     Invest America Investment Advisors, Inc.
                                     101 Second Street S.E., Suite 800
                                     Cedar Rapids IA 52401
                                     Fax (319) 363-9683

     Any such  notice  shall be  effective  (i) if  delivered  personally,  when received,  (ii) if sent by overnight courier,  when receipted for, (iii) if mailed,  five (5) days after being mailed, and (iv) on confirmed receipt if sent by  written  telecommunication  or  telecopy,  provided a copy of such communication is sent by regular mail, as described above.

          (b) SEVERABILITY.  If any provision of this Employment Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity,  legality and  enforceability of the remaining  provisions hereof shall not in any way be affected or impaired.

          (c) WAIVERS. No delay or omission by either party hereto in exercising any right,  power or privilege  hereunder shall impair such right, power or privileges,  nor shall any single or partial  exercise  of any such  right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (d)  COUNTERPARTS.  This  Employment  Agreement  may  be  executed  in multiple  counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and same instrument. In making proof of this  Employment  Agreement,  it shall not be  necessary  to  produce or account for more than one such counterpart.

          (e) ASSIGNS. This Employment Agreement shall be binding upon and inure to the benefit of the Company's  successors and the Executive's personal or legal representatives,  executors, administrators, heirs, distributees, and legatees.

          (f) ENTIRE AGREEMENT.  This Employment  Agreement  contains the entire
     understanding   of  the  parties,   supersedes  all  prior  agreements  and
     understandings,  whether  written or oral,  relating to the subject  matter hereof  and may not be  amended  except by a written  instrument  hereafter signed by the Executive and a duly authorized  representative  of the Board
     (other than the Executive).

          (g) GOVERNING  LAW.  This  Employment  Agreement  and the  performance hereof shall be construed and governed in  accordance  with the laws of the
     State of Iowa, without giving effect to principles of conflicts of law.

          (h) CONSTRUCTION. The language used in this Employment Agreement shall be deemed to be the language  chosen by the parties to express their mutual intent,  and no rule of strict  construction  shall be applied  against any party.  The  headings  of  Section  of this  Employment  Agreement  are for convenience  of  reference  only  and  shall  not  affect  its  meaning  or construction.  Whether any word is used  herein in one gender,  it shall be construed  to include the other  gender,  and any word used in the singular shall be  construed  to  include  the  plural in any case in which it would apply and vice versa.

          (i) SURVIVAL. The provisions of Sections 4 through 7 shall survive the termination of this Employment Agreement.

     IN WITNESS WHEREOF,  and intending to be legally bound hereby,  the parties hereto have caused this Employment  Agreement to be duly executed as of the date first above written.

MACC PRIVATE EQUITIES INC.              DAVID R. SCHRODER

By:       /s/ Paul M. Bass, Jr.         /s/ David R. Schroder
   -------------------------------      -------------------------------
         Paul M. Bass, Jr.
         Chairman of the Board

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